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                                                                    EXHIBIT 23.2

             CONSENT OF KPMG PEAT MARWICK LLP INDEPENDENT AUDITORS

The Board of Directors
Lincare Holdings Inc.:

     We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data of Lincare" and "Experts" in the Joint Proxy Statement/Prospectus.

     Our report refers to a change in the method of accounting for income taxes.

                                          /s/  KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP

St. Petersburg, Florida
May 11, 1995